Addendum

THIS ADDENDUM (“Addendum”) effective as of April 4, 2007

BETWEEN

(1) Novori Inc. (“Company”)
(2) 689719 BC Ltd. (“Lender”)

WHEREAS:

(A)	The parties entered into a binding 5% Convertible Promissory Note on July 5, 2005.

(B)	The parties wish to change the term of the conversion price.

THIS AGREEMENT WITNESSES that the parties have agreed that:

1.	Paragraph 6.5 is amended so that it will be read as follows:

“The price at which shares of Common Stock shall be delivered upon conversion (herein called the Conversion Price) shall be $0.10 per share of Common Stock.”

2.

The parties acknowledge that a dividend was issued on February 9, 2007 and another dividend was issued on March 29, 2007, and no further adjustment of the conversion price will be made pursuant to these dividend issuances.

3.	All other provisions in the 5% Convertible Promissory Note shall remain in full force and effect.

4.	This Addendum shall ensure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

5.	This Addendum may be signed in counterpart and all counterparts taken together shall constitute one and the same Addendum, and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF this Addendum has been executed by the parties to it, the day, month and year first written.

Novori Inc.

/s/ Harold Schaffrick
Per: Harold Schaffrick
President and Chief Executive Officer

689719 BC Ltd.

/s/ Mikhail Ratchkovski
Per: Mikhail Ratchkovski
President, Chief Executive
Officer and Chief Financial
Officer